QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-51772 and 333-90491 and Form S-8 Nos. 333-82221, 333-19915, 333-19917 and 333-59910) of Transkaryotic Therapies, Inc. and in the related Prospectuses of our report dated March 28, 2003, with respect to the consolidated financial statements of Transkaryotic Therapies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP
Boston, Massachusetts March 28, 2003

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS